UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2019

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

14269 N. 87th Street, #205 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant

(a)    Dismissal of Independent Registered Accounting Firm

On January 11, 2019, the Audit Committee of the Board of Directors of Zoned Properties, Inc. (the “Company”), on behalf of the Board of Directors, terminated the engagement of Friedman LLP (“Friedman”) as the Company’s independent registered accounting firm.

Friedman’s reports on the Company’s consolidated financial statements for the fiscal year ended December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Company’s two most recent fiscal years and through January 11, 2019, there have been no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Friedman’s satisfaction, would have caused Friedman to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such periods.

Except as set forth below, for the year ended December 31, 2017 and through January 11, 2019, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K. In connection with its audit of the Company’s financial statements for the year ended December 31, 2017, Friedman reported the existence of a material weakness in the Company’s internal control over financial reporting to the audit committee of the Company. The ineffectiveness of the Company’s internal control over financial reporting was due to the following material weaknesses which the Company identified in its internal control over financial reporting: (1) the lack of multiple levels of management review on complex business, accounting and financial reporting issues, (2) the Company had not implemented adequate system and manual controls, and (3) a lack of adequate segregation of duties as a result of the Company’s limited financial resources to support hiring of personnel. Until such time as the Company expands its staff to include additional accounting and executive personnel, it is likely the Company will continue to report material weaknesses in its internal control over financial reporting.

The Company provided Friedman with a copy of the disclosure contained herein, prior to its filing with the Securities and Exchange Commission (the “Commission”), and requested that Friedman furnish the Company a letter addressed to the Commission stating whether or not it agreed with the statements herein and, if not, stating the respects in which it does not agree. Friedman’s letter to the Commission is attached hereto as Exhibit 16.1.

(b)     Engagement of New Independent Registered Accounting Firm

On January 11, 2019, the Audit Committee, on behalf of the Board of Directors appointed D. Brooks and Associates CPA’s, P.A. (“Brooks”) as the Company’s new independent registered accounting firm. Previously, and through April 4, 2017, Brooks acted as the Company’s independent registered accounting firm. During the Company’s two most recent fiscal years and through January 11, 2019, neither the Company nor anyone acting on the Company’s behalf consulted Brooks with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
16.1	Letter of Friedman LLP to the Commission dated January 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: January 14, 2019	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer

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